UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 29, 2009

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Company has elected Jesse V. Crews Executive Vice President and Chief Operating Officer commencing on July 29, 2009.  Mr. Crews, age 55, has in excess of 30 years experience in the equipment finance business, most recently with Fortress Investment Group as Managing Director and previously with GATX Capital Corporation as President and CEO.

The Company and Mr. Crews have executed an offer letter that provides that Mr. Crews will receive an annual base salary of $350,000.  Mr. Crews will be eligible for cash incentive bonuses through his participation in the Company’s 2009 Bonus Plan at a target of 50% of his annual base salary, plus an additional discretionary 50% of his annual base salary, as determined by the Compensation Committee based upon the recommendation of the Chief Executive Officer.  In addition, Mr. Crews will be granted 10,000 restricted shares of the Company’s Common Stock under the Company’s 2007 Stock Incentive Plan, which will vest in equal increments over a four-year period.

Item 7.01                                             Regulation FD Disclosure.

On July 27, 2009, the Company issued a Press Release announcing Mr. Crews’ election.  A copy of this Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements & Exhibits

The Company hereby furnishes the following exhibit pursuant to Item 7.01, “Regulation FD Disclosure”.

Exhibit No.	Description

99.1	Press Release dated July 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 29, 2009

WILLIS LEASE FINANCE CORPORATION

By:	/s/Bradley S. Forsyth
Bradley S. Forsyth
Senior Vice President and
Chief Financial Officer